Exhibit 10.8

FIRST AMENDMENT TO THE AGREEMENT

This First Amendment to the Agreement (“First Amendment”) is made and entered into on February 26, 2016 (the “Effective Date”), by and between Best Western International, Inc. (the “Company”) and Lawrence M. Cuculic (“Executive”), with each being a “Party”, and both being the “Parties”.

Recitals

WHEREAS, the Parties previously entered into an employment agreement (the “Agreement”) with an effective date of December 17, 2012, and a five (5) year term (the “Term”);

WHEREAS, the Parties wish to amend the Agreement, as provided for herein, extending the Term and Executive’s employment with the Company.

WHEREAS, the Parties acknowledge and agree that each Party’s respective rights and duties under the Agreement provide and are sufficient consideration for this First Amendment.

NOW, THEREFORE, in consideration of the above, the Parties hereto, intending to be legally bound thereby, agree as follows.

Agreement

A. Paragraph 1.3. Term of the Agreement shall be amended to read as follows:

1.3. Term. The Term of Executive’s employment under the Agreement shall commence on the First Amendment Effective Date, and shall continue, unless sooner terminated, until May 31, 2022. The Term and any further extension that may be mutually agreed upon by the Company and Executive are subject to early termination as provided elsewhere herein. Upon expiration of the Term, Executive shall be deemed an at-will employee of Company, and the terms and conditions of this Agreement, including any entitlement in separation benefits, shall terminate, except for those terms that expressly survive the Extended Term or termination of employment.

IN WITNESS WHEREOF, the Parties now execute this First Amendment as of the Effective Date stated above.

BEST WESTERN INTERNATIONAL, INC.

By:	/s/ David Kong
David Kong
President and Chief Executive Officer

EXECUTIVE

/s/ Lawrence M. Cuculic
Lawrence M. Cuculic

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